Affinity Bancshares, Inc.

Announces Fourth Quarter and the Year 2024

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the“Bank”), today announced net income of $5.4 million for the year ended December 31, 2024 as compared to $6.4 million for the year ended December 31, 2023 $1.3 million for the three months ended December 31, 2024, as compared to $1.5 million for the three months ended December 31, 2023.

	At or for the three months ended,					At or for the year ended
Performance Ratios:	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (in thousands)	$1,345	$1,730	$1,031	$1,335	$1,514	$5,441	$6,448
Diluted earnings per share	0.20	0.26	0.16	0.20	0.23	0.83	0.98
Operating income (1)	1,738	1,883	1,763	1,374	1,514	6,758	6,448
Adjusted diluted earnings per share (1)	0.26	0.29	0.27	0.21	0.23	1.03	0.98
Common book value per share	20.14	20.02	19.49	19.21	18.94	20.14	18.94
Tangible book value per share (1)	17.30	17.18	16.64	16.36	16.08	17.30	16.08
Total assets (in thousands)	866,817	878,561	873,582	869,547	843,258	866,817	843,258
Return on average assets	0.61%	0.78%	0.48%	0.63%	0.70%	0.62%	0.75%
Return on average equity	4.14%	5.43%	3.33%	4.38%	5.03%	4.33%	5.43%
Equity to assets	14.90%	14.61%	14.32%	14.18%	14.41%	14.90%	14.41%
Tangible equity to tangible assets (1)	13.08%	12.80%	12.49%	12.33%	12.50%	13.08%	12.50%
Net interest margin	3.56%	3.52%	3.71%	3.38%	3.32%	3.54%	3.35%
Efficiency ratio	75.95%	71.48%	78.74%	75.96%	74.30%	76.20%	71.86%
(1) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Net Income

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Net income was $5.4 million for year ended December 31, 2024 as compared to $6.4 million for the year ended December 31, 2023, as a result of an increase in noninterest expenses related to the recently terminated merger partially offset by an increase in net interest income. Operating income for the year ended December 31, 2024 was $6.8 million as compared to $6.4 million for the year ended December 31, 2023.

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Net income was $1.3 million for three months ended December 31, 2024 as compared to $1.5 million for the three months ended December 31, 2023, as a result of a decrease in noninterest income from the loss on sale of $10.4 million in investment securities available-for-sale that were yielding an weighted average rate under 3.00% allowing for investment in higher yielding loans and an increase in noninterest expenses partially offset by an increase in net interest income. Operating income for the three months ended December 31, 2024 was $1.7 million as compared to $1.5 million for the three months ended December 31, 2023.

Results of Operations

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Net interest income was $7.2 million for the three months ended December 31, 2024 compared to $6.8 million for the three months ended December 31, 2023. The increase was due to an increase in interest income on loans, partially offset by a rise in deposit and borrowing costs and a decrease in interest income on interest-earning deposits.
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Net interest margin for the three months ended December 31, 2024 increased to 3.56% from 3.32% for the three months ended December 31, 2023. The increase in the margin relates to increases in our yield on earning assets exceeding our increases in our deposits and borrowing costs.
•
Noninterest income decreased $445,000 to $161,000 for the three months ended December 31, 2024, as a result of the loss on securities available-for-sale recorded in the fourth quarter.
•
Non-interest expense increased $336,000 to $5.8 million for the three months ended December 31, 2024 compared to the respective period in 2023, due to increases in professional fees related to merger expenses.
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Net interest income was $28.7 million for the year ended December 31, 2024 compared to $27.2 million for the year ended December 31, 2023. The increase was due to an increase in interest income on loans and investment securities, partially offset by a rise in deposit and borrowing costs and a decrease in interest income on interest-earning deposits.
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Net interest margin for the year ended December 31, 2024 increased to 3.54% from 3.35% for the year ended December 31, 2023. The increase in the margin relates to increases in our yield on earning assets exceeding our increases in our deposits and borrowing costs.
•
Provision for credit losses was $438,000 for the year ended December 31, 2024 compared to negative provision of $42,000 for the year ended December 31, 2023.
•
Noninterest income decreased $451,000 to $2.0 million for the year ended December 31, 2024, as a result of the loss on securities available-for-sale recorded in the fourth quarter.
•
Non-interest expense increased $2.4 million to $23.8 million for the year ended December 31, 2024 compared to 2023, due to increases in professional fees related to our merger expenses and increases in salaries and employee benefits.

Financial Condition

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Total assets increased $23.6 million to $866.8 million at December 31, 2024 from $843.3 million at December 31, 2023, as we experienced loan growth.
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Total gross loans increased $54.2 million to $714.1 million at December 31, 2024 from $659.9 million at December 31, 2023. The increase was due to steady loan demand in construction, commercial non-owner occupied properties, commercial and consumer loans.
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Non-owner occupied office loans totaled $44.2 million at December 31, 2024; the average LTV on these loans is 46.8%, including
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$17.4 million medical/dental tenants and
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$26.8 million to other various tenants.
•
Investment securities held-to-maturity unrealized gains were $44,000, net of tax. Investment securities available-for-sale unrealized losses were $5.7 million, net of tax.
•
Cash and cash equivalents decreased $8.6 million to $41.4 million at December 31, 2024 from $50.0 million at December 31, 2023.
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Deposits decreased by $1.0 million to $673.5 million at December 31, 2024 compared to $674.4 million at December 31, 2023, with a $3.5 million net decrease in demand deposits partially offset by $2.5 million increase in certificates of deposits.

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Borrowings increased by $18.8 million to $58.8 million at December 31, 2024 compared to $40.0 million at December 31, 2023 as we continue to evaluate borrowing needs related to enhancing bank liquidity.

Asset Quality

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Non-performing loans decreased to $4.8 million at December 31, 2024 from $7.4 million at December 31, 2023.
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The allowance for credit losses as a percentage of non-performing loans was 177.9% at December 31, 2024, as compared to 120.1% at December 31, 2023.
•
Allowance for credit losses to total loans decreased to 1.19% at December 31, 2024 from 1.35% at December 31, 2023.
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Net loan charge-offs were $650,000 for the year ended December 31, 2024, as compared to net loan charge-offs of $404,000 for the year ended December 31, 2023.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; changes in the value of our goodwill and other intangible assets; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; and the effects of natural disasters and geopolitical events, including terrorism, conflict and acts of war. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Year Ended December 31,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$687,487	$41,349	6.01%	$660,045	$35,422	5.37%
Investment securities held-to-maturity	32,723	2,018	6.17%	33,850	2,078	6.14%
Investment securities available-for-sale	47,449	1,778	3.75%	49,024	1,772	3.61%
Interest-earning deposits and federal funds	49,385	2,459	4.98%	65,333	3,236	4.95%
Other investments	5,801	369	6.36%	3,014	192	6.37%
Total interest-earning assets	822,845	47,973	5.83%	811,266	42,700	5.26%
Non-interest-earning assets	49,505			51,987
Total assets	$872,350			$863,253

Interest-bearing liabilities:
Interest-bearing checking accounts	$87,058	$448	0.51%	$92,030	$271	0.29%
Money market accounts	147,049	4,760	3.24%	140,630	3,542	2.52%
Savings accounts	73,176	2,091	2.86%	85,555	2,238	2.62%
Certificates of deposit	217,517	9,157	4.21%	211,285	8,042	3.81%
Total interest-bearing deposits	524,800	16,456	3.14%	529,500	14,093	2.66%
FHLB advances and other borrowings	55,104	2,351	4.27%	32,808	1,409	4.29%
Total interest-bearing liabilities	579,904	18,807	3.24%	562,308	15,502	2.76%
Non-interest-bearing liabilities	166,702			182,144
Total liabilities	746,606			744,452
Total stockholders' equity	125,744			118,801
Total liabilities and stockholders' equity	$872,350			$863,253
Net interest rate spread			2.59%			2.50%
Net interest income		$29,166			$27,198
Net interest margin			3.54%			3.35%

	For the Three Months Ended December 31,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$704,198	$10,774	6.09%	$661,913	$9,290	5.57%
Investment securities held-to-maturity	29,238	451	6.14%	34,194	528	6.13%
Investment securities available-for-sale	46,455	402	3.44%	47,268	473	3.97%
Interest-earning deposits and federal funds	44,260	495	4.45%	53,442	709	5.26%
Other investments	6,172	105	6.77%	5,177	83	6.36%
Total interest-earning assets	830,323	12,227	5.86%	801,994	11,083	5.48%
Non-interest-earning assets	47,331			52,938
Total assets	$877,654			$854,932

Interest-bearing liabilities:
Interest-bearing checking accounts	$83,529	$104	0.50%	$90,298	$99	0.43%
Money market accounts	152,305	1,264	3.30%	143,312	1,069	2.96%
Savings accounts	73,533	529	2.86%	76,732	558	2.89%
Certificates of deposit	214,165	2,272	4.22%	221,817	2,352	4.21%
Total interest-bearing deposits	523,532	4,169	3.17%	532,159	4,078	3.04%
FHLB advances and other borrowings	58,815	625	4.23%	29,348	300	4.06%
Total interest-bearing liabilities	582,347	4,794	3.27%	561,507	4,378	3.09%
Non-interest-bearing liabilities	166,088			174,077
Total liabilities	748,435			735,584
Total stockholders' equity	129,219			119,348
Total liabilities and stockholders' equity	$877,654			$854,932
Net interest rate spread			2.59%			2.39%
Net interest income		$7,433			$6,705
Net interest margin			3.56%			3.32%

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

(unaudited)

	December 31, 2024	December 31, 2023
	(Dollars in thousands except per share amounts)
Assets
Cash and due from banks	$7,092	$6,030
Interest-earning deposits in other depository institutions	34,333	43,995
Cash and cash equivalents	41,425	50,025
Investment securities available-for-sale	36,502	48,561
Investment securities held-to-maturity (estimated fair value of $32,568, net of allowance for credit losses of $45 at December 31, 2024 and estimated fair value of $33,835, net of allowance for credit losses of $45 at December 31, 2023)	27,299	34,206
Other investments	6,175	5,434
Loans	714,115	659,876
Allowance for credit loss on loans	(8,496)	(8,921)
Net loans	705,619	650,955
Other real estate owned	—	2,850
Premises and equipment, net	3,261	3,797
Bank owned life insurance	16,487	16,086
Intangible assets	18,175	18,366
Other assets	11,874	12,978
Total assets	$866,817	$843,258

Liabilities and Stockholders' Equity

Liabilities:
Non-interest-bearing checking	$151,395	$154,689
Interest-bearing checking	73,841	85,362
Money market accounts	148,752	138,673
Savings accounts	76,053	74,768
Certificates of deposit	223,440	220,951
Total deposits	673,481	674,443
Federal Home Loan Bank advances and other borrowings	58,815	40,000
Accrued interest payable and other liabilities	5,406	7,299
Total liabilities	737,702	721,742
Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,409,598 issued and outstanding at December 31, 2024 and 6,416,628 issued and outstanding at December 31, 2023)	64	64
Preferred stock (10,000,000 shares authorized, no shares outstanding)	—	—
Additional paid in capital	62,355	61,026
Unearned ESOP shares	(4,378)	(4,587)
Retained earnings	76,786	71,345
Accumulated other comprehensive loss	(5,712)	(6,332)
Total stockholders' equity	129,115	121,516
Total liabilities and stockholders' equity	$866,817	$843,258

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Dollars in thousands except per share amounts)
Interest income:
Loans, including fees	$10,774	$9,290	$41,349	$35,422
Investment securities	958	1,084	4,165	4,042
Interest-earning deposits	495	709	2,459	3,236
Total interest income	12,227	11,083	47,973	42,700
Interest expense:
Deposits	4,169	4,078	16,456	14,093
FHLB advances and other borrowings	625	300	2,351	1,409
Total interest expense	4,794	4,378	18,807	15,502
Net interest income before provision for credit losses	7,433	6,705	29,166	27,198
Provision for credit losses	225	(49)	438	(42)
Net interest income after provision for credit losses	7,208	6,754	28,728	27,240
Noninterest income:
Service charges on deposit accounts	371	398	1,520	1,620
Loss on sales of investment securities available-for-sale	(385)	—	(385)	—
Net gain on sale of other real estate owned	—	—	135	—
Other	175	208	745	846
Total noninterest income	161	606	2,015	2,466
Noninterest expenses:
Salaries and employee benefits	3,273	3,205	13,126	12,252
Occupancy	617	584	2,451	2,503
Data processing	549	520	2,087	2,025
Professional fees	330	146	2,068	621
Other	999	977	4,029	3,917
Total noninterest expenses	5,768	5,432	23,761	21,318
Income before income taxes	1,601	1,928	6,982	8,388
Income tax expense	256	414	1,541	1,940
Net income	$1,345	$1,514	$5,441	$6,448
Weighted average common shares outstanding
Basic	6,411,014	6,406,156	6,414,182	6,476,767
Diluted	6,620,602	6,486,442	6,575,406	6,557,053
Basic earnings per share	$0.21	$0.24	$0.85	$1.00
Diluted earnings per share	$0.20	$0.23	$0.83	$0.98

Explanation of Certain Unaudited Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. Additionally, the Company believes the following information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation tables below for details on the earnings impact of these items.

	For the Three Months Ended					For the Year Ended
Non-GAAP Reconciliation	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating net income reconciliation
Net income (GAAP)	$1,345	$1,730	$1,031	$1,335	$1,514	$5,441	$6,448
Net loss on securities available for sale	385	—	—	—	—	385	—
Merger-related expenses	119	196	939	50	—	1,304	—
Income tax expense	(111)	(43)	(207)	(11)	—	(372)	—
Operating net income	$1,738	$1,883	$1,763	$1,374	$1,514	$6,758	$6,448
Weighted average diluted shares	6,620,602	6,411,468	6,546,382	6,416,628	6,486,442	6,575,406	6,557,053
Adjusted diluted earnings per share	$0.26	$0.29	$0.27	$0.21	$0.23	$1.03	$0.98
Tangible book value per common share reconciliation
Book Value per common share (GAAP)	$20.14	$20.02	$19.49	$19.21	$18.94	$20.14	$18.94
Effect of goodwill and other intangibles	(2.84)	(2.84)	(2.85)	(2.85)	(2.86)	(2.84)	(2.86)
Tangible book value per common share	$17.30	$17.18	$16.64	$16.36	$16.08	$17.30	$16.08
Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	14.90%	14.61%	14.32%	14.18%	14.41%	14.90%	14.41%
Effect of goodwill and other intangibles	(1.81)%	(1.81)%	(1.83)%	(1.85)%	(1.91)%	(1.81)%	(1.91)%
Tangible equity to tangible assets (1)	13.08%	12.80%	12.49%	12.33%	12.50%	13.08%	12.50%
(1) Tangible assets is total assets less intangible assets. Tangible equity is total equity less intangible assets.